Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Tim Lustig

QLogic Corporation

949.389.6196

tim.lustig@qlogic.com

Investor Contact:

Jean Hu

QLogic Corporation

949.389.7579

jean.hu@qlogic.com

QLOGIC ANNOUNCES DEFINITIVE AGREEMENT TO SELL INFINIBAND ASSETS FOR $125 MILLION

ALISO VIEJO, Calif., January 23, 2012—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced a definitive agreement to sell the product lines and certain assets associated with its InfiniBand business to Intel Corporation for $125 million in cash. The sale is expected to close within this quarter, following the satisfaction of regulatory requirements and other customary closing conditions.

“The sale of these InfiniBand assets will benefit our shareholders by enabling us to provide better focus and greater investment in growth opportunities for the data center with our converged networking, enterprise Ethernet, and storage area networking products. After the sale, our cash position will be further strengthened and we expect the impact on earnings per share to be neutral,” said Simon Biddiscombe, president and chief executive officer, QLogic. “In addition, the sale of these assets to a leading technology innovator and recognized HPC leader will provide a greater investment stream in high performance fabrics for InfiniBand partners and customers.”

The company expects to provide additional information regarding the sale of these assets and its future outlook during its third quarter fiscal year 2012 earnings conference call that is scheduled for Thursday, January 26, 2012 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Simon Biddiscombe, president and chief executive officer, and Jean Hu, senior vice president and chief financial officer, will host the call, which will be webcast live at http://ir.qlogic.com and www.earnings.com. Phone access will be available at (719) 325-4827, pass code: 6745069.

A replay of the conference call will be available via webcast at http://ir.qlogic.com for twelve months.

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About QLogic QLogic

(Nasdaq:QLGC) is a global leader and technology innovator in high performance networking, including adapters, switches and ASICs. Leading OEMs and channel partners worldwide rely on QLogic products for their data, storage and server networking solutions. For more information, visit www.qlogic.com.

Disclaimer – Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business and market trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: unfavorable economic conditions; potential fluctuations in operating results; gross margins that may vary over time; the stock price of the company may be volatile; the company’s dependence on the networking markets served; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on a small number of customers; the company’s ability to compete effectively with other companies; the complexity of the company’s products; declining average unit sales prices of comparable products; the company’s dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain third-party subcontractors and contract manufacturers; the ability to attract and retain key personnel; sales fluctuations arising from customer transitions to new products; seasonal fluctuations and uneven sales patterns in orders from customers; a reduction in sales efforts by current distributors; changes in the company’s tax provisions or adverse outcomes resulting from examination of its income tax returns; international economic, currency, regulatory, political and other risks; facilities of the company and its suppliers and customers are located in areas subject to natural disasters; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; uncertain benefits from strategic business combinations; declines in the market value of the company’s marketable securities; environmental compliance costs; changes in regulations or standards regarding energy use of the company’s products; difficulties in transitioning to smaller geometry process technologies; the use of “open source” software in the company’s products; and computer viruses and other tampering with the company’s computer systems.

More detailed information on these and additional factors which could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

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